    As filed with the Securities and Exchange Commission on October 27, 1994.

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                             -------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                             -------------------

                              TELXON CORPORATION
            (Exact name of Registrant as specified in its charter)


       DELAWARE                                        74-1666060
(State of or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                 3330 WEST MARKET STREET, AKRON, OHIO  44333
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             -------------------

                              ROBERT F. MEYERSON
              Chief Executive Officer and Chairman of the Board
                           3330 West Market Street
                              Akron, Ohio  44313
                                (216) 867-3700

             (Address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   COPY TO:

                           ROBERT A. GOODMAN, ESQ.
                        Goodman Weiss Miller Freedman
                        100 Erieview Plaza, 27th Floor
                            Cleveland, Ohio  44114
                                (216) 696-3366


                             -------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
       At such time after this Registration Statement becomes effective as the Selling Stockholders may deem advisable.

                             -------------------

 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [ ]
 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

                                                  CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                        Proposed              Proposed
   Title of                                             Maximum                Maximum
 Each Class of                Amount                    Offering              Aggregate                Amount of
 Securities to                to be                      Price                Offering                Registration
 be Registered              Registered                 Per Share              Price(*)                    Fee
- ------------------------------------------------------------------------------------------------------------------
    Common Stock,
    par value $.01
    per share                 56,067                   $12.75                 $714,854.25             $246.50
==================================================================================================================

(*) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low reported sales price of Telxon's Common Stock as reported on NASDAQ National Market System on October 26, 1994.

                              ____________________

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

==================================================================================================================

_____________________________________________________________________________
PROSPECTUS
- ----------
                                56,067 SHARES

                              TELXON CORPORATION
                    COMMON STOCK, PAR VALUE $.01 PER SHARE


        56,067 Shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Telxon Corporation ("Telxon" or the "Company") may be offered for sale from time to time by and for the account of certain stockholders of Telxon or their successors in interest (the "Selling Stockholders"). See "Selling Stockholders". The Shares are a portion of the total shares of Common Stock of Telxon acquired by the Selling Stockholders (the "Total Shares") on February 2, 1993 in connection with the acquisition of Teletransaction Corp., an Ohio corporation ("Teletransaction"), by Telxon pursuant to a Plan and Agreement of Merger dated as of January 18, 1993 among Telxon, WSACO, Inc., a Delaware corporation and a wholly-owned subsidiary of Telxon ("WSACO"), and Teletransaction (the "Plan and Agreement of Merger"). A Registration Statement with respect to the Shares has been filed with the Securities and Exchange Commission. In accordance with the terms of the Plan and Agreement of Merger, the Total Shares are restricted stock subject to restrictions on transferability until the respective vesting dates applicable to portions of the Total Shares (the period for which such restrictions apply to a particular portion of the Total Shares held by a Selling Stockholder being referred to as the "Restricted Period"). The Restricted Period applicable to the Shares has lapsed, and the Selling Stockholders may sell the Shares from time to time in one or more transactions (which may include block trades) in the over-the-counter market, in negotiated transactions or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices. See "Plan of Distribution".

        Telxon will not receive any of the proceeds of any sale of the Shares. All expenses relating to any distribution of the Shares are to be borne by Telxon, other than selling commissions and fees and expenses of counsel and other representatives of the Selling Stockholders. Telxon's Common Stock is traded in the over-the-counter market and is quoted on the NASDAQ National Market System. On October 26, 1994, the last reported sales price of the Common Stock on NASDAQ National Market System was $12.75 per share.

                             ___________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ___________________

               The date of this Prospectus is October 27, 1994
______________________________________________________________________________

                                                         TABLE OF CONTENTS

                                                                                      PAGE
Available Information . . . . . . . . . . . . . . . . . . . . . . . . .                  2

Incorporation of Certain Information by Reference . . . . . . . . . . .                  3

The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  3

Description of Capital Stock  . . . . . . . . . . . . . . . . . . . . .                  4

Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . .                 6

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . .                  8

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  8

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  9



        NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TELXON OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SHARES TO ANY PERSON IN ANY CIRCUMSTANCES WHERE SUCH OFFER WOULD BE UNLAWFUL.

        IN CONNECTION WITH ANY UNDERWRITTEN OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET SYSTEM OR OTHERWISE. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

        Telxon is subject to the informational requirements of the Securities and Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement (as defined below) of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by Telxon, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Washington, D. C. 20549 and at the Commission's regional offices at CitiCorp Center, 500 West Madison Street, Suite 1400 Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York,
New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N. W., Washington, D. C. 20549.

        Telxon has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Shares being offered pursuant to this Prospectus. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at the address set forth in the preceding paragraph. Statements contained herein concerning the provisions of any documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

        Telxon's Restated Certificate of Incorporation provides for the indemnification of directors, officers, employees and agents of Telxon against expenses reasonably incurred with respect to civil or criminal actions, suits or proceedings (except actions by or in the right of Telxon) provided that such director, officer, employee or agent, with respect to civil matters, acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Telxon, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Respecting actions or suits by or in the right of Telxon, the Restated Certificate of Incorporation provides for the indemnification of directors, officers, employees and agents of Telxon against expenses reasonably incurred if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Telxon. However, no indemnification may be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable to Telxon except to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite such adjudication and in view of all of the circumstances of the case, such person is entitled to such indemnity as such court deems proper. Telxon maintains and pays the premium on contracts insuring Telxon (with certain exclusions) against any liability to directors and officers it may incur under the indemnification provisions hereinabove described and insuring each director and officer of Telxon (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to Telxon, even if Telxon does not have the obligation or right to indemnify him against such liability or expense.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Telxon pursuant to the foregoing provisions, Telxon has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents, which have been filed with the Commission, are hereby incorporated by reference:

1. Telxon's Annual Report on Form 10-K for the fiscal year ended March 31, 1994; and

2.      The description of the Common Stock set forth under the caption "Item
        1. Description of Registrant's Securities to be Registered" in the Registration Statement on Form 8-A filed on December 19, 1983 by Telxon with respect to its Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended by Amendment No. 1 thereto filed on or about May 22, 1992 under cover of a Form 8.

        All documents subsequently filed by Telxon after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Telxon will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (not including exhibits to the information incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such documents may be made by writing Telxon Corporation, Secretary of the Corporation, 3330 West Market Street, Akron, Ohio 44333 or by calling (216) 867-3700.


                                  THE COMPANY

        Telxon designs, develops, manufactures, markets, integrates and supports a family of portable microcomputers, software and peripheral devices for on-site data collection, processing and communications. Telxon is a systems company that delivers total solutions -- solutions that combine hardware, operating system software, connectivity platforms and applications software -- to customer business problems in a wide variety of industries around the world.

        With Telxon's application system solutions, customers gather, process, store and communicate data between their management information system and employees who are collecting the data or processing transactions while mobile and remote from the host system.

        Telxon's application system solutions include standard and customized hardware (hand-held and vehicle-mounted microcomputers marketed as Portable Tele-transaction Computers, or PTCs), and applications and communication software. Product documentation, customized application documentation and training programs complete Telxon's total approach to application systems delivery.

        Since the early 1970s, Telxon has designed order entry and inventory systems for retailers and wholesalers in the grocery, drug and hardware industries. Demand for these systems has expanded as bar code identification systems have been adopted by more industries, and as the need for timely, accurate information to reduce costs, improve productivity and enhance service becomes increasingly important. The systems are now being used by a wide variety of industries such as retailing, manufacturing, transportation, financial services and health care, and new applications are constantly being created.

        Telxon markets its systems solutions worldwide. In the United States, Telxon markets systems primarily through a direct sales and system support organization and a network of value-added resellers; internationally, systems are marketed through subsidiaries and branches located in the United Kingdom, Germany, Australia, France, Belgium, Canada, Italy and Singapore and through distributors in Europe, Asia, Africa, South America and the Middle East.


                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

        The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders and may cumulate their votes in the election of directors. Subject to preferences that may be applicable to any shares of Preferred Stock outstanding at the time and any restrictions and agreements to which Telxon is a party, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of the liquidation, dissolution or winding-up of the Company, are entitled to share ratably in all assets remaining after payment of all liabilities. Holders of Common Stock have no preemptive, conversion or redemption rights.

PREFERRED STOCK

        The Board of Directors has the authority to issue up to 500,000 shares of Preferred Stock in one or more series and to determine (without stockholder approval) the voting, redemption, and dividend rights, dividend rates, dissolution preferences, conversion and exchange rights, sinking fund terms and such other relative, participating, optional or other special rights and qualifications, limitations or restrictions on any series of Preferred Stock. No shares of Preferred Stock are currently issued and outstanding.

DIVIDEND POLICY

        Payment of dividends is within the discretion of the Board of Directors and will depend on, among other things, earnings, capital requirements and the operating and financial condition of Telxon. Telxon has not paid other than nominal dividends for more than the past five years. Telxon intends to continue its policy of retaining earnings in order to finance the continued growth and development of its business.

RIGHTS PLAN

        In 1987, Telxon's Board of Directors declared a dividend of one Common Stock purchase right (a "Right") on each outstanding share of Common Stock. Each Right, when exercisable, entitles the registered holder to purchase one share of Common Stock at a price of $125 per share (the "Purchase Price"), subject to adjustment. Unless they become exercisable upon the occurrence of certain events as described below, or unless earlier redeemed by Telxon, the Rights will expire on March 31, 1997.

        If Telxon is party to a merger or other business combination transaction (not approved by Telxon's incumbent directors) in which Telxon is not the surviving corporation, or where the Common Stock is changed or exchanged, or fifty percent (50%) or more of Telxon's assets or earning power are sold, each holder of a Right will have the right to receive shares of publicly-traded common stock of the acquiring company having a market value of two times the Purchase Price of the Right.

        If Telxon is the surviving corporation in a merger and the Common Stock is not changed or exchanged, or if an acquiring person engages in certain self-dealing transactions specified in the Rights Agreement relating to the Rights, or becomes the beneficial owner of twenty-five percent (25%) or more of the outstanding Common Stock, each holder of a Right (other than the acquiring person) will have the right to receive Telxon Common Stock having a market value of two times the then current Purchase Price of the Right.

        The Rights Plan discourages hostile takeovers by effectively allowing Telxon's stockholders to purchase additional shares of Common Stock at a discount following a hostile acquisition of a large block of Telxon's outstanding Common Stock, and by increasing the value of consideration to be received by stockholders in certain transactions following such an acquisition.

        The foregoing summary does not purport to be a complete statement of the Rights and is subject to the detailed provisions of the Rights Plan, to which reference is made for a more complete description of the Rights.

CERTAIN PROVISIONS OF TELXON'S RESTATED CERTIFICATE OF INCORPORATION

        Telxon's Restated Certificate of Incorporation contains certain provisions that reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Board without the support of the then incumbent directors. Telxon has classified its Board such that one-third of the Board is elected each year to three-year terms of office. In addition, holders of Telxon's Common Stock may remove a director from office only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power entitled to vote generally in the election of directors. One effect of the classification of Telxon's Board is to make it more difficult for a minority interest to ensure representation on the Board.

        Telxon's Restated Certificate prohibits the taking of any action by its stockholders by written consent, as otherwise permitted by the Delaware General Corporation Law, and requires that all stockholder action be taken only at a duly called annual or special meeting of stockholders in which all stockholders of Telxon have the opportunity to participate.

        Telxon's Restated Certificate contains certain procedural requirements with respect to the nomination of directors by stockholders that require, among other things, delivery of advance notice of such nominations to the Secretary of Telxon at prescribed periods prior to the date of the stockholders meeting at which such nomination is to be considered.

        The effect of these provisions may be to deter attempts either to obtain control of Telxon or to acquire a substantial amount of its stock even if such a proposed transaction were at a significant premium over the then prevailing market value of Telxon's Common Stock, and, to deter attempts to remove the Board of Directors and management of Telxon, even though some or a majority of the holders of Telxon's Common Stock may believe such actions to be beneficial.

        The foregoing summary does not purport to be a complete statement of the rights of holders of Telxon Common Stock under Telxon's Restated Certificate and is qualified in its entirety by reference to the full text of such instrument.

PRICE RANGE OF COMMON STOCK

        Telxon's Common Stock is traded in the over-the-counter market and quoted on the NASDAQ National Market System (symbol "TLXN"). The following table indicates the high and low sales prices of the Common Stock as reported on the NASDAQ National Market System for the periods indicated. Telxon's fiscal year ends March 31.

                                                         HIGH               LOW
                                                         ----               ---
FISCAL 1994
- -----------
  First Quarter ........................                 $11.00             $ 6.50
  Second Quarter .......................                  12.75               9.25
  Third Quarter ........................                  11.75               7.63
  Fourth Quarter .......................                  16.63              10.13

FISCAL 1993
- -----------
  First Quarter ........................                 $24.50             $19.00
  Second Quarter .......................                  23.75              19.50
  Third Quarter ........................                  21.75              11.50
  Fourth Quarter .......................                  12.50               9.75

        As of August 31, 1994 there were approximately 1,609 holders of record of Telxon's Common Stock.


                              SELLING STOCKHOLDERS

        Telxon has agreed to register the 56,067 Shares held by the Selling Stockholders, as set forth in the table below, pursuant to the provisions of the

Plan and Agreement of Merger dated as of January 18, 1994 among Telxon, WSACO and Teletransaction. The Plan and Agreement of Merger was entered into in connection with the acquisition of Teletransaction by Telxon. The Selling Stockholders are former stockholders of Teletransaction. The number of Shares which may actually be sold by the Selling Stockholders will be determined from time to time by the Selling Stockholders and will depend on a number of factors, including the market price of the Company's Common Stock from time to time. The table sets forth information as of August 31, 1994 concerning the beneficial ownership of the Shares by the Selling Stockholders. All information as to beneficial ownership prior to this offering has been furnished by the respective Selling Stockholders.


                                                        Percent of
                                      Shares of           Total        Shares Which
                                        Telxon            Common       May be Sold
                                     Common Stock         Stock        Pursuant to
Selling Stockholder                 Presently Owned   Outstanding(1)  this Offering
- -------------------                 ---------------   -----------     -------------
Yung Fu Chang -- President,             12,000 (5)             (2)       4,000
    Senior Vice President,
    Advanced Research and
    Development, Teletransaction
    Corporation (subsidiary)
    [8/4/94-present]; Senior
    Vice President, Advanced
    Research and Development
    [3/1/93-8/4/94]; Vice
    President, Hardware Engineer-
    ing [11/9/90-7/31/92].

Nancy H. Meyerson                      334,200 (3)(6)        2.16       50,000

Michael Wyss -- Vice President,          6,200 (4)             (2)       2,067
    Finance [2/1/93-5/20/94]

- ------------------------------------------------------------------------------
All Selling Stockholders               352,400               2.27       56,067

_____________
(1) Computed in accordance with Rule 13d-3, based upon the approximately 15,460,393 Shares of Telxon Common Stock outstanding as of August 31, 1994.
(2) Less than 1%.
(3) Includes 222,800 of the Total Shares issued pursuant to the Plan and Agreement of Merger, one-half of which are subject to a Restricted Period ending February 2, 1995 and one-half of which are subject to a Restricted Period ending February 2, 1996.
(4) Includes 4,133 of the Total Shares issued pursuant to the Plan and Agreement of Merger, one-half of which are subject to a Restricted Period ending February 2, 1995 and one-half of which are subject to a Restricted Period ending February 2, 1996.
(5) Includes 8,000 of the Total Shares issued pursuant to the Plan and Agreement of Merger, one-half of which are subject to a Restricted Period ending February 2, 1995 and one-half of which are subject to a Restricted Period ending February 2, 1996.

(6) Does not include any shares of Common Stock owned by Stockholder's husband, Robert F. Meyerson, as to which Stockholder disclaims beneficial ownership.


    Because the Selling Stockholders may sell all or part of their Shares, no estimate can be given as to the number of shares of Common Stock that will be held by any Selling Stockholder upon the termination of any offering made hereby.

REGISTRATION RIGHTS

    Under the Plan and Agreement of Merger, Telxon has agreed to maintain the continuous effectiveness of the Registration Statement of which this Prospectus is a part for a period of not less than six (6) months from the effective date of the Registration Statement. Under such provisions, Telxon is entitled to postpone for a reasonable time registration of the Shares if such registration would materially adversely affect a proposed financing, reorganization, recapitalization, merger, consolidation, or similar transaction or if Telxon is conducting a public offering of capital stock or other securities and the managing underwriter for such offering concludes in its reasonable judgment that registration of the Shares would materially adversely affect such other offering.


                              PLAN OF DISTRIBUTION

    Any Shares sold hereunder will be sold by the Selling Stockholders for their own accounts. Telxon will receive none of the proceeds from any sale of the Shares.

    The Selling Shareholders may sell Shares from time to time in one or more transactions (which may include block trades) in the over-the-counter market, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchaser for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

    The Selling Stockholders and any broker-dealers buying the Shares from, or affecting transactions in the Shares on behalf of, the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, and any compensation and discounts received by such broker-dealers and any profits on the resale of the Shares by such broker-dealers may be deemed to be underwriters' discounts and commissions under the Securities Act.


                                    EXPERTS

    The audited, consolidated financial statements of Telxon included in Telxon's Annual Report on Form 10-K for the fiscal year ended March 31, 1994 have been incorporated by reference in this Prospectus, and have been audited by Coopers & Lybrand, independent auditors, as stated in its report appearing therein, which includes an explanatory paragraph related to a consolidated class action, and are incorporated by reference in reliance upon the report of such firm and its authority as an expert in accounting and auditing.

    Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been examined to the extent and for the period set forth in such reports by the firm or firms rendering such reports, and, to the extent so examined and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                                 LEGAL MATTERS

    The validity of the issuance of the Shares offered hereby has been passed upon for Telxon by Goodman Weiss Miller Freedman, Cleveland, Ohio. Certain members of such firm own 8,440 shares, and have Options to acquire an additional 98,500 shares, of Telxon's Common Stock. Robert A. Goodman, the senior partner of such firm, is a member of the Board of Directors and the Secretary of Telxon.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth estimated expenses to be incurred by Telxon in connection with the offering described in this Registration Statement:

         SEC registration fee..................           $  285.17*

         EDGAR expenses........................                 500

         Legal fees and expenses...............               4,100

         Accounting fees and expenses..........               1,000
                                                          ---------
                 Total...........................         $5,885.17
____________                                              =========
The Registrant will bear the expenses of the offering made hereby, except that the Selling Stockholders will pay their own legal expenses (estimated at $3,020), which are not included above.

* Actual fee paid.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law, under which law Registrant is incorporated, grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. The provisions governing the indemnification by Registrant of its directors, officers, employees and agents are set forth in Section ELEVENTH of Registrant's Restated Certificate of Incorporation.

    Paragraph A of Article ELEVENTH provides in part as follows:

         A. The Corporation (1) shall indemnify any person who is or was a director or officer of the Corporation, and (2) may, in the discretion of the Board of Directors, indemnify any person who is or was an employee or agent of the Corporation, where such director, officer, employee or agent was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Paragraphs B, C, D, E and F of Article ELEVENTH provide as follows:

         B. The Corporation (1) shall indemnify any person who is or was a director or officer of the Corporation, and (2) may, in the discretion of the Board of Directors, indemnify any person who is or was an employee or agent of the Corporation, where such director, officer, employee or agent was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph A or B of this Article ELEVENTH, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         D. Any indemnification under Paragraph A or B of this Article ELEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Paragraph A and B of this Article ELEVENTH. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         E. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article ELEVENTH.

    Paragraph F of Article ELEVENTH provides in part as follows:

         F. The indemnification and advancement of expenses provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Registrant maintains and pays the premium on contracts insuring Registrant (with certain exclusions) against any liability to directors and officers it may incur under the above indemnity provisions and insuring each director and officer of Registrant (with certain exclusions) against liability and expense, including legal fees, which he may incur by reason of his relationship to Registrant, even if Registrant does not have the obligation or right to indemnify him against such liability or expense.

ITEM 16.  LIST OF EXHIBITS

 4.1 Portion of the Restated Certificate of Incorporation of Registrant pertaining to the rights of holders of Registrant's Common Stock, par value $.01 per share, incorporated herein by reference to Exhibit 19.ii.1 to Registrant's Quarterly Report on Form 10-Q filed for the quarter ended December 31, 1987.

 4.2 Form of Certificate for Registrant's Common Stock, par value $.01 per share, incorporated herein by reference to Exhibit 4.2 to Registrant's Annual Report on Form 10-K filed for the year ended March 31, 1991.

 4.3 Amended and Restated By-laws of Registrant incorporated herein by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K filed for the year ended March 31, 1993.

 4.4 Form of Rights Agreement between Registrant and Ameritrust Company National Association, as Rights Agent, dated as of August 25, 1987, incorporated herein by reference to Exhibit 4.2 to Registrant's Report on Form 8-K filed for August 25, 1987.

 5.1     Opinion of Goodman Weiss Miller Freedman.

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of Goodman Weiss Miller Freedman (included in Exhibit 5.1).

24.1     Powers of Attorney.

ITEM 17.  UNDERTAKINGS

    The Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-3 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AKRON, STATE OF OHIO, ON THE 27th DAY OF OCTOBER, 1994.

                                        TELXON CORPORATION

                                        By: /S/ Robert F. Meyerson
                                            --------------------------------
                                            Robert F. Meyerson, Chief
                                            Executive Officer (principal
                                            executive officer) and Chairman
                                            of the Board

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-3 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 27th DAY OF OCTOBER, 1994.

         Name                                           Title
         ----                                           -----
/S/ Robert F. Meyerson                     Chief Executive Officer (principal
- -------------------------------            executive officer), Chairman of the
Robert F. Meyerson                         Board, and Director

/S/ David B. Swank                         Senior Vice President of Finance and
- -------------------------------            Administration and Chief Financial
David B. Swank                             Officer (principal financial officer)

/S/ Gerald Gabriel                         Corporate Controller (principal
- -------------------------------            accounting officer)
Gerald Gabriel

/S/ Dan R. Wipff                           Director
- -------------------------------
Dan R. Wipff*

/S/ Raj Reddy                              Director
- -------------------------------
Raj Reddy*


/S/ Norton W. Rose                         Director
- -------------------------------
Norton W. Rose*


/S/ Robert A. Goodman                      Director
- -------------------------------
Robert A. Goodman*


/S/ J. Robert Anderson                     Director
- -------------------------------
J. Robert Anderson*


/S/ Walter J. Salmon                       Director
- -------------------------------
Walter J. Salmon*
_____________

* The undersigned does hereby sign this Registration Statement on Form S-3 on behalf of the above persons pursuant to powers of attorney duly executed and filed with the Securities and Exchange Commission as Exhibit 24.1 hereto, all in the capacities indicated and on the 27th day of October, 1994.


                                /S/ Robert F. Meyerson
                                ------------------------------------
                                Robert F. Meyerson, Attorney-in-Fact

                               INDEX OF EXHIBITS

NUMBER                                  DESCRIPTION                                     PAGE NO.
- ------                                  -----------                                     --------
Exhibit 4.1               Portion of the Restated Certificate of Incorporation
                          of Registrant pertaining to the rights of holders of
                          Registrant's Common Stock, par value $.01 per share,
                          incorporated herein by reference to Exhibit 19.ii.1
                          to Registrant's Quarterly Report on Form 10-Q filed
                          for the quarter ended December 31, 1987.

Exhibit 4.2 Form of Certificate for Registrant's Common Stock, par value $.01 per share, incorporated herein by reference to Exhibit 4.2 to Registrant's Annual
                          Report on Form 10-K filed for the year ended March
                          31, 1991.

Exhibit 4.3 Amended and Restated By-laws of Registrant incorporated herein by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K filed for the year ended March 31, 1993.

Exhibit 4.4               Form of Rights Agreement between Registrant and
                          Ameritrust Company National Association, as Rights
                          Agent, dated as of August 25, 1987, incorporated herein by reference to Exhibit 4.2 to Registrant's
                          Report on Form 8-K filed for August 25, 1987.

Exhibit 5.1               Opinion of Goodman Weiss Miller Freedman.                         19

Exhibit 23.1              Consent of Coopers & Lybrand L.L.P.                               21

Exhibit 23.2 Consent of Goodman Weiss Miller Freedman (included in Exhibit 5.1).

Exhibit 24.1              Powers of Attorney.                                               22
